U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 2, 2001


                            SELECT THERAPEUTICS, INC.
                     (Exact name of small business issuer as
                            specified in its charter)


        Delaware                      000-27353                98-0169105
State or other jurisdiction          Commission             (I.R.S. Employer
incorporation or organization        File Number           Identification No.)


              50 Cummings Park, Woburn, MA                        01801
        (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (781) 939-0995


                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

     Registrant filed a Current Report on Form 8-K to report that, effective January 2, 2001, Registrant and Cytomatrix LLC entered into a Joint Venture and Shareholder Agreement providing for the formation of a joint venture named Cell Science Therapeutics, Inc. This Amendment provides the financial statements required by Item 7(a) and the pro forma financial information required by Item 7(b) of Form 8-K.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          Financial Statements of CYTOMATRIX, LLC, as of and for the years ended December 31, 2000 and 1999 and for the period from inception (May 31, 1996) through December 31, 2000.

     (b)  Pro Forma Financial Information.

          Pro forma Consolidated Financial Statements of SELECT THERAPEUTICS INC. as of and for the six months ended December 31, 2000 and for the year ended June 30, 2000 (Unaudited)

Item 7(a).


                        Report of Independent Accountants

To Board of Directors and Members
of Cytomatrix, LLC:

In our opinion, the accompanying balance sheet as of December 31, 2000 and the related statements of operations, of cash flows and of changes in members' equity present fairly, in all material respects, the financial position of Cytomatrix, LLC (a development stage enterprise) at December 31, 2000, and the results of its operations and its cash flows for the year then ended and for the cumulative period from May 31, 1996 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion which, as it relates to the cumulative period from May 31, 1996 (date of inception) to December 31, 2000, is based on the report of other independent accountants with respect to the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 included within that period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception and has a working capital deficit at December 31, 2000. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Also as discussed in Note 1 to the financial statements, the Company transferred all its assets and operations to a joint venture effective January 2, 2001.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2001

Independent Auditors' Report


To the Board of Directors and Members of
   Cytomatrix, LLC
Woburn, Massachusetts


We have audited the accompanying balance sheet of Cytomatrix, LLC (a Development Stage Company) as of December 31, 1999, and the related statements of operations, members' deficit, and cash flows for the year ended December 31, 1999 and for the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytomatrix, LLC (a Development Stage Company) at December 31, 1999 and the results of its operations and its cash flows for the year ended December 31, 1999 and for the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 (not separately presented herein) in conformity with generally accepted accounting principles.

The Company is primarily engaged in research and development, and as such, success of future operations is subject to a number of risks. The Company has incurred a cumulative net loss of $628,936 through December 31, 1999 and has a members' deficit and working capital deficit at December 31, 1999, which raises substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                   /s/ BDO Seidman, LLP

Boston, Massachussetts
June 23, 2000, except for matters
discussed in Notes 1, 7 and 9 which
were as of November 14, 2000

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Balance Sheet


--------------------------------------------------------------------------------
                                                      December 31,  December 31,
                                                              2000          1999
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                              $  220,400    $   26,100
Research and development grants receivable                316,000       145,000
--------------------------------------------------------------------------------
      Total current assets                                536,400       171,100

Property, plant and equipment, net                        286,500       172,300
Patents, net                                              106,700        27,900
Prepaid royalty                                         1,500,200            --
Security deposit                                           16,800         3,200
--------------------------------------------------------------------------------
      Total assets                                     $2,446,600    $  374,500
--------------------------------------------------------------------------------

Liabilities and Members' Equity

Liabilities:
   Accounts payable and accrued liabilities            $  285,500    $  199,100
   Unearned research and development grants               161,300            --
   Due to related party                                    96,000        96,000
   Current portion of capital lease obligation             13,800        13,100
--------------------------------------------------------------------------------
      Total current liabilities                           556,600       308,200

   Convertible promissory notes                                --       500,000
   Long-term portion of capital lease obligation           11,400        25,200
   Royalty payable                                      1,500,200            --
--------------------------------------------------------------------------------
      Total liabilities                                 2,068,200       833,400
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 9 and 11)

Members' equity (deficit)                                 378,400      (458,900)

--------------------------------------------------------------------------------
      Total liabilities and members' equity (deficit)  $2,446,600    $  374,500
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Operations


--------------------------------------------------------------------------------
                                                                    Period from
                                                                      Inception
                                                                 (May 31, 1996)
                                        Year ended December 31,         through
                                      --------------------------   December 31,
                                          2000           1999              2000
--------------------------------------------------------------------------------

Grant revenue                         $ 2,221,000    $ 1,241,900    $ 4,465,600


Operating expenses:
Research and development                2,078,400      1,209,100      4,151,200
Selling, general and administration     1,142,600        387,100      1,895,500
Depreciation and amortization              78,600         28,400        131,200
--------------------------------------------------------------------------------
      Loss from operations             (1,078,600)      (382,700)    (1,712,300)

Interest income                            52,800          4,600        121,400
Interest expense                           11,500         51,100         75,300

--------------------------------------------------------------------------------
Net loss                              $(1,037,300)   $  (429,200)   $(1,666,200)
--------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Cash Flows

-----------------------------------------------------------------------------------------------------
                                                                                         Period from
                                                                                           Inception
                                                                                      (May 31, 1996)
                                                            Year ended December 31,          through
                                                          --------------------------    December 31,
                                                              2000            1999              2000
-----------------------------------------------------------------------------------------------------

Cash provided by (used in)

Operating activities:
        Net loss for the period                           ($1,037,300)   ($  429,200)   ($1,666,200)
        Items not involving cash:
             Depreciation and amortization                     78,600         28,400        131,200
             Issue of member units for services                18,200             --         38,200
             Stock compensation expense                       345,800             --        345,800
        Changes in working capital:
             Research and development grants receivable      (171,000)       (53,300)      (316,000)
             Prepaid royalty                               (1,500,200)            --     (1,500,200)
             Unearned research and development grants         161,300             --        161,300
             Security deposit                                 (13,600)             0        (16,800)
             Accounts payable and accrued liabilities          86,400        128,300        285,500
             Royalty payable                                1,500,200             --      1,500,200
-----------------------------------------------------------------------------------------------------
        Net cash used in operations                          (531,600)      (325,800)    (1,037,000)
-----------------------------------------------------------------------------------------------------

Investing activities:
        Additions to property, plant and equipment           (158,100)      (108,800)      (381,500)
        Patent costs                                         (113,500)       (29,400)      (142,900)
-----------------------------------------------------------------------------------------------------
        Net cash used in investing activities                (271,600)      (138,200)      (524,400)
-----------------------------------------------------------------------------------------------------

Financing activities
        Principal payments on long-term debt                  (13,100)        (9,900)       (44,800)
        Proceeds from promissory notes                             --        500,000        500,000
        Proceeds from related party borrowings                     --             --         96,000
        Proceeds from issuance of member units              1,010,600             --      1,010,600
        Proceeds from long-term debt                               --             --         70,000
        Proceeds from capital contributions                        --             --        150,000

-----------------------------------------------------------------------------------------------------
        Net cash provided by financing activities             997,500        490,100      1,781,800
-----------------------------------------------------------------------------------------------------

Increase in cash                                              194,300         26,100        220,400

Cash and cash equivalents, beginning of period                 26,100             --             --

-----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                  $   220,400    $    26,100    $   220,400
-----------------------------------------------------------------------------------------------------

Cash paid for interest                                    $     4,200    $     2,200    $    17,200

Noncash investing and financing activities:
    Issuance of member units in exchange
    for promissory notes                                  $   500,000    $        --    $   500,000

The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Changes in Members' Equity


------------------------------------------------------------------------------

                                                    Total Members' Equity
                                           -----------------------------------
                                                   Units           Amount
------------------------------------------------------------------------------

Issue of units to founders                        622,180     $   170,000

Net loss                                               --        (199,700)
------------------------------------------------------------------------------

Balance, December 31, 1998                        622,180         (29,700)

Net loss                                               --        (429,200)

------------------------------------------------------------------------------

Balance, December 31, 1999                        622,180        (458,900)

Issue of units for conversion of
promissory notes                                   50,000         500,000

Issue of units for March 2000 financing            45,000         450,000

Issue of units for consulting services              1,820          18,200

Issue of units for September 2000 financing        48,754         560,600

Total stock compensation related to
issue of stock options, net of deferred
stock compensation at December 31, 2000 of
$472,200                                               --         345,800

Net loss                                               --      (1,037,300)

------------------------------------------------------------------------------
Balance, December 31, 2000                        767,754     $   378,400
------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


1.   Nature of the Business:

     Cytomatrix, LLC (the "Company") was formed as a California Limited Liability Company on May 31, 1996 to engage in the marketing, sale and further development of "cell culture and cell therapy" products for use in transplantation, immunotherapy and transfusion medicine and research. Utilizing its technologies, the Company will seek to provide treatments for certain cancers, immunodeficiences, and infectious diseases that are based on the ability to culture, expand and modify hematopoietic stem cells, immune cells and other tissue-generating cells.

     The Company's financial statements have been prepared on the basis that it will be able to continue as a going concern. The Company is in the development phase, has a limited operating history, has incurred a cumulative net loss of $1,666,200 through December 31, 2000 and has a working capital deficit at December 31, 2000. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this include formation of the joint venture discussed below, and seeking additional funding through research and development grants, additional contributions from members and other financing arrangements. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient additional financing on terms acceptable to the Company. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. In that the Company is in the development stage, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Risks extend beyond technical and clinical development and, in particular, involve intellectual property rights, the need for substantial additional capital, regulatory, competitive and medical economic factors which are continually changing, and issues of insurance reimbursement, all of which apply also to the biotechnology industry in general.

     Effective January 2, 2001, the Company and Select Therapeutics formed a joint venture organized as a Delaware corporation and named Cell Science Therapeutics, Inc. ("CST"). The purpose of CST is to develop and commercialize biopharmaceutical products based on proprietary technologies in cell culture, tissue engineering and immunotherapy. All the assets and operations of Cytomatrix were transferred into CST. The Company and Select each own 50% of the equity of CST, which operates out of Cytomatrix' former premises located in Woburn, Massachusetts. Starting February 2002, Select has the option to buy out Cytomatrix's 50% of CST for approximately 9.7 million shares of Select common stock.


2.   Summary of Significant Accounting Policies:

     Research and Development Grants

     Research and development grant receivables and revenues are recognized when expenditures are incurred as specified under the terms of the grant. Amounts received in advance of incurring covered expenditures are recorded as unearned grants receivable until the expenditure is incurred.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Financial Instruments

     The estimated fair value of the Company's financial instruments, which include grants receivable, accounts payable and current and long-term debt, approximate their carrying value based on their short-term maturity and prevailing interest rates.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, typically three to five years. Upon sale or retirement, the asset cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Maintenance and repair costs are expensed as incurred.

     Research and Development Expenses

     Costs incurred for research and development activities are expensed as incurred.

     Patent Costs

     Legal and other costs incurred to obtain patents are capitalized and amortized using the straight line method over an estimated useful life of five years.

     Patent costs totaling $142,900 and $29,400 at December 31, 2000 and 1999, respectively, are recorded net of accumulated amortization of $36,200 and $1,500 respectively.

     Impairments of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets, primarily fixed assets and patents, in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets. No impairments were required to be recognized during any of the periods presented.

     Comprehensive Loss

     The Company adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. No difference exists between net loss and comprehensive loss.

     Income Taxes

     The Company had been recognized as a partnership for federal and state income tax purposes since its inception through July 31, 2000. As such, the Company's members are allocated their proportionate share of the Company's taxable losses. Accordingly, the accompanying financial statements do not include a provision for federal or state income taxes for the period through July 31, 2000.

     Effective August 1, 2000, the Company elected to be taxed as a C corporation and will file a final partnership tax return for the period ended July 31, 2000. Accordingly, the Company will account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" effective August 1, 2000. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates.

     Equity-Based Compensation

     The Company accounts for equity-based compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB No. 25) and related interpretations, and complies with the

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     disclosure provisions of Statement of Financial Accounting Standards (SFAS No. 123) "Accounting for Stock-Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, of the fair value of the Company's stock over the exercise price of the option on the measurement date. Compensation expense is recognized over the respective vesting period.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications

     Certain  accounts in the December 31, 1999 financial  statements  have been
     reclassified   to  conform  with  the  current  year   presentation.   Such
     reclassifications had no effect on the reported net loss for 1999.

     Segment Reporting

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). This statement requires companies to report information about operating segments consistent with management's internal view of the Company. The Company operates in a single segment and has no organizational structure dictated by product lines, geography or customer type.

     Recent Pronouncements

     In June 1998, the Financial Accounting Standards Boards ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The standard established accounting and reporting standards requiring the recognition of all derivative instruments as either assets or liabilities in the statement of financial position and the measure of those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. Because the Company does not currently hold any derivative instruments and does not currently engage in hedging activities, we expect the adoption of SFAS No. 133 will not have a material impact on our financial position or operating results.

3.   Research and Development Grants Receivable

     Research and development grants receivable consist of the following:

                                                               December 31,
                                                         -------------------
                                                           2000        1999

     US Department of Commerce -
     Advanced Technology Program                         $116,600   $ 64,200

     Department of Defense - US Army
     Aviation and Missile Command                          15,300     35,500

     National Science Foundation                          151,800     45,300

     National Institute of Health                          32,300         --
                                                         --------   --------

                                                         $316,000   $145,000
                                                         ========   ========

     As of December 31, 2000, the Company is entitled to receive additional grant money of $1,500,800 from the above agencies for future qualifying research and development expenditures. In addition, the Company has received $161,300 which is classified as unearned research and development grants at December 31, 2000. The Company expects to incur these expenses, as these grants are part of an active program.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


4.   Property and Equipment

     Property and  equipment  consists of the following:

                                               Useful          December 31,
                                                Lives    ----------------------
                                             (in years)     2000         1999
                                               -------   ---------    ---------

     Laboratory equipment                         5      $ 303,600    $ 145,500
     Laboratory equipment under capital lease     5         70,000       70,000
     Computer and office equipment                3          6,200        6,200
     Furniture and fixtures                       5          1,700        1,700
                                                         ---------    ---------

                                                           381,500      223,400

     Accumulated depreciation                              (95,000)     (51,100)
                                                         ---------    ---------

                                                         $ 286,500    $ 172,300
                                                         =========    =========

     Depreciation expense for the years ended December 31, 2000 and 1999 was $43,900 and $26,900, respectively. Depreciation expense for equipment under capital lease was $14,000 for the year ended December 31, 2000 and $14,000 for the year ended December 31, 1999.

5.   Related Party Transactions

     Tantalum Cellular Products, LLC ("TCP"), which is a member of the Company, made loans to the Company totaling $96,000 during 1998. The loans bear interest at 8% per annum and have no fixed repayment terms. Accrued interest on the loans amounted to $21,600 at December 31, 2000. In addition, the Company issued convertible promissory notes (Note 6) to certain related parties.

6.   Convertible Promissory Notes

     During 1999, the Company issued $500,000 in convertible promissory notes to certain individual investors, some of whom were related parties of the Company. The notes bear interest at 9% per annum and have certain equity security conversion rights, as defined in the subscription agreements. In January 2000, all of the notes were converted at $10 per unit into 50,000 member units in the Company. The noteholders agreed upon conversion of the notes that no amounts would be converted with respect to interest accrued and that such interest was forgiven.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


7.   Issuance of Member Units

     In addition to the conversion of the promissory notes and issuance of 50,000 member units (Note 6), the Company also issued 45,000 member units at $10.00 per unit during January 2000 and 48,754 units at $11.50 per unit during September 2000, raising a total of $1,010,600 in cash.

8.   Members' Equity

     During 1996, TCP contributed cash of $150,000 and the exclusive right to utilize certain patented cell therapy technology, excluding orthopedic applications (the "Technology") in exchange for its members' interest in the Company. At the date of contribution, the Technology was in process and needed further development. The initial agreed upon value assigned to the Technology was $1,120,000 as determined by TCP and the Company's founding members. The assigned value for the acquired research and development was utilized to determine the priority of distributable cash flow, if any.

     The acquired Technology was recorded at TCP's cost basis, which was considered zero since all related amounts incurred by TCP were expensed as research and development expenses.

     In accordance with the Company's operating agreement, distributable cash flow, if any, is payable to the Company's members in the following order:

     o    First, to repay member loan balances including all accrued interest;

     o Second, to reduce members' capital accounts (including the $1,120,000 assigned value for contributed technology) to zero; and

     o Third, to the members in accordance with their applicable percentage interests in the Company.

     In accordance with the Company's operating agreement, net losses are allocated to its members' to the extent of positive capital balances. When capital accounts are reduced to zero, net losses are allocated in accordance with each members' percentage interest in the Company. Net income of the Company is allocated first, to each member to the

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     extent of prior net losses allocated, and second, in accordance with each members' percentage interest in the Company.

9.   Royalty Agreement

     Effective November 27, 2000, the Company entered into a royalty agreement with TCP providing for up to $2,000,000 in royalty payments. The royalty agreement requires quarterly payments based on 2% of gross revenues on products derived from the licensed technology or quarterly royalty payments due as outlined below.

     Date                                                    Amount

     January 1, 2001 through October 1, 2001            $15,000 per quarter

     January 1, 2002 through October 1, 2005            $21,000 per quarter

     January 1, 2006                                    Balance remaining on
                                                        total royalty commitment
                                                        of $2,000,000

     As of December 31, 2000, the Company has recorded the present value of the royalty commitment of $1,500,200 as a prepaid asset and corresponding liability. The imputed discount of $499,800 will be amortized to interest expense over the term of the royalty payments through January 1, 2006. The prepaid royalties will be expensed as revenues are generated from products using the licensed technology or, if earlier, as minimum payments are made in accordance with the schedule above.

10.  Equity-Based Compensation

     In accordance with the Company's 2000 Unit Option Plan, approved by the Company's Board of Directors (the "Board") on January 1, 2000, the maximum number of units which may be granted to qualified individuals by the Board is 50,000 units. On August 17, 2000, the Board approved the Company's 2000 Stock Option Plan. Under this plan, the Board is authorized to grant to qualified individuals incentive stock options ("ISOs") and nonqualified stock options to purchase a maximum of 150,000 shares of units. ISOs are granted to employees of the Company with exercise prices not less than the fair market value of the Company's units on the date of grant, as determined by the Company's Board of Directors, typically vest over a three to four year period, and are exercisable over a period not to exceed ten years from the date of grant. Nonqualified options may be granted to employees, directors, consultants and other advisors to the Company on terms set forth by the Board on an individual case basis.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     Transactions under the Plans for the year ended December 31, 2000 are summarized below:

                                              Number of        Weighted-Average
                                               Shares          Exercise Price
                                              ---------        ----------------

     Outstanding at December 31, 1999               --          $     --
     Granted                                   144,000              5.30
     Exercised                                      --                --
     Canceled                                   (4,750)             2.66
                                              --------
     Outstanding at December 31, 2000          139,250          $   5.39
                                              ========


     Summarized information about stock options outstanding at December 31, 2000 is as follows:

                              Outstanding                      Exercisable
                 -------------------------------------   -----------------------
                               Weighted-
                               Average       Weighted-                 Weighted-
                               Remaining     Average                   Average
      Exercise   Number        Contractual   Exercise    Number        Exercise
      Price      Outstanding      Life         Price     Exercisable     Price
      -----      -----------   -----------   ---------   -----------   ---------
      $ 1.00       81,000      9.5 years     $ 1.00        22,663       $ 1.00
       11.50       58,250      9.7 years      11.50        13,996        11.50
                  -------                                  ------

                  139,250      9.6 years     $ 5.39        36,659       $ 5.01
                  =======                                  ======

     The Company applies APB Opinion No. 25 and related interpretations in accounting for awards under its stock option plans. In the year ended December 31, 2000, the Company recorded deferred stock compensation of $818,000, of which $345,800 was amortized to compensation expense; as of December 31, 2000, $472,200 remained as deferred stock compensation to be amortized to expense over the remaining vesting period of the options. Had compensation expense been determined based on the fair value at the grant dates for the options granted under the plan consistent with the method of SFAS 123, Accounting for Stock-Based Compensation, the pro forma net loss for the year ended December 31, 2000 would have been $1,187,911, compared to the actual reported net loss of $1,037,300.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements

     The fair value of  employee  options  at the date of grant  were  estimated
     using  the  minimum   value  option   pricing   model  with  the  following
     assumptions:


                                                          Year Ended
                                                      December 31, 2000
                                                      -----------------

     Expected option term ....................              5 years
     Risk-free interest rate..................              6.02%
     Expected dividend yield .................                 0%

11.  Lease Commitments:

     Operating Leases

     The Company is obligated under an operating lease for its office space, laboratory facilities and certain office equipment.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     As of December 31, 2000, future minimum lease payments under the operating lease are approximately as follows (Note 13):

     Year ended December 31,

     2001                              $  110,400
     2002                                  28,700
     2003                                   1,500
     2004                                   1,000
     2005                                     700
                                       ----------
                                       $  142,300
                                       ==========

     Rent expense was $101,300, $96,100, and $299,900 under the operating lease for the years ended December 31, 2000 and 1999 and the period May 31, 1996 (date of inception) to December 31, 2000, respectively.

     Capital Leases

     The Company entered into a five year capital equipment lease on October 27, 1997. The equipment will be depreciated on a straight-line basis over the life of the lease. Capital lease payments are due in monthly installments of $1,336 through September 27, 2002, including interest at 12% per annum. The lease is collateralized by certain laboratory equipment.

     The following is a schedule of future minimum lease payments under the capital lease, together with the aggregate present value of such payments as of December 31, 2000:

     Year ended December 31,

     2001                                                       $  16,000
     2002                                                          12,000
                                                                ---------
                                                                   28,000
     Less: amount representing interest                            (2,800)
                                                                ---------
     Present value of future minimum lease payments                25,200
     Less: amounts due within one year                             13,800
                                                                ---------
     Long-term portion                                             11,400
                                                                =========

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


12.  Income Taxes

     Effective August 1, 2000, the Company elected to be taxed as a C corporation; prior thereto, the Company was recognized as a partnership for federal and state income tax purposes. As a result of losses generated since August 1, 2000, the Company had no provision for current or deferred income taxes in 2000.

     Deferred tax assets are comprised of the following:

                                                             December 31, 2000
                                                             -----------------
     Deferred tax assets:
       Net operating loss carryforwards                          $ 400,000
       Less: valuation allowance                                  (400,000)
                                                                 ---------
                                                                 $     -0-
                                                                 =========

     Realization of total deferred tax assets is contingent upon the generation of future taxable income. Due to the uncertainty of realization of these tax benefits, the Company has provided a valuation allowance for the full amount of its deferred assets.

     Income taxes computed at the federal statutory income tax rate differs from effective tax rate primarily due to the following:

                                                                 Year ended
                                                             December 31, 2000
                                                             -----------------

     Income tax benefit at U.S federal statutory tax rate           (34)%
     State taxes, net of federal tax impact                          (6)%
     Change in valuation allowance                                   40%
                                                                    -----

     Provision for income taxes                                      -0-
                                                                    =====

     At December 31, 2000, the Company had federal and state net operating losses of approximately $1 million available to reduce future taxable income and future tax liabilities. If not utilized, these carryforwards will expire in 2020 and 2005 for federal and state tax purposes, respectively.

     Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforward which could be utilized annually to offset future taxable income and income tax liability. The amount of any annual limitation is determined based upon the Company's value prior to an ownership change.

13.  Subsequent Events

     Effective January 2, 2001, the Company entered into a joint venture with Select Therapeutics, Inc. ("Select"). The joint venture is a Delaware corporation named Cell Science Therapeutics, Inc. ("CST"). The Company and Select each own 50% of CST. Under the terms of the agreement, the Company contributed all of its assets, including intellectual property, research and development grant funding commitments, liabilities and operations, to CST. The agreement also provides for the financing plans and operations of CST.

     On January 2, 2001, all of the employees of the Company were transferred to the payroll of CST while maintaining their options in the Company. Per FIN 44, with respect to the Company, this action constitutes a change in status for each transferee from employee to non-employee and requires variable accounting for any unvested options outstanding. At January 2, 2001, this will result in the Company recording the value of the stock options of $3,177,000 as an increase to Members' Equity and, based on the Company's 50% ownership of CST, a deferred compensation charge of $1,588,500 to be amortized to compensation expense over the remaining three to four year vesting period of the options as well as $1,588,500 as an increase in the Company's investment in CST.

     On January 19, 2001, CST amended the operating lease to expand its office facilities, at an additional annual cost of $36,500. The amended annual lease commitment is $137,800 and $23,000 for the years ended December 31, 2001 and 2002, respectively. The lease terminates on February 28, 2002.

Item 7(b).

Select Therapeutics Inc.
(A DEVELOPMENT STAGE ENTERPRISE)
Pro Forma Financial Information - Basis of Presentation

(Unaudited)

The following unaudited pro forma financial information gives effect to the formation of a joint venture by Select Therapeutics Inc. ("Select") and Cytomatrix, LLC on January 2, 2001 named Cell Science Therapeutics ("CST"). Select and Cytomatrix each own 50% of the equity of CST. This pro forma financial information is based on the actual historical financial statements of Select and Cytomatrix, and the estimates and assumptions set forth below and in the notes to the unaudited pro forma financial information.

The formation of CST is subject to the terms of a definitive agreement between the parties dated December 13, 2000 and was effective January 2, 2001. Under the terms of the agreement, Select contributed all its intellectual property and other assets relating to its verotoxin-based vaccine program incorporating its Activate (TM) technology for presenting antigens to dendritic cells and its verotoxin-based Veropulse (TM) tumor cell purging technology. These assets were carried on Select's balance sheet at a net book value of zero since all related costs have been expensed as research and development. Cytomatrix contributed all its intellectual property and other assets relating to tissue engineering and design of regenerative T-cells and all of its operations. Funding for CST will be provided as follows: Select contributed approximately $3,000,000 in cash and Cytomatrix contributed approximately $220,000 in cash; Cytomatrix will contribute, upon receipt, an aggregate of approximately $1,810,000 in approved grant funding which is to be paid to it over the next 30 months, as well as any funding from grants which were in the approval process; and Select will make loans to the CST to provide any additional monies needed to fund its annual operating plans.

Select's investment in CST will be accounted for using the equity method of accounting and accordingly, Select will record its 50% share of the net loss of CST in Select's Statement of Operations.

On November 3, 2000, Select sold all of its shares in its wholly-owned subsidiary, Sierra Diagnostics, Inc. ("Sierra"), to a group of private investors and the management of Sierra in exchange for a 6% royalty on future sales of Sierra's current products in excess of specified thresholds and a promissory note in the amount of $1,394,000, the amount of Select's intercompany advances receivable from Sierra at the time of the sale. The sale was effective as of October 1, 2000. The note is secured by certain patent rights of Sierra and bears interest at a rate of 9.5% to December 31, 2000, and thereafter to be adjusted quarterly based on a published prime rate. There is no fixed term to maturity and repayments are contingent upon certain future events. A reserve against the full amount of the note receivable and accrued interest was provided because there are significant uncertainties as to Sierra's ability to generate the cash flows from sales of current Sierra products necessary to make repayments under the promissory note.

The unaudited pro forma balance sheet gives effect to the formation of CST as if it had occurred on December 31, 2000; the disposition of Sierra was already reflected in the actual balance sheet of Select as of December 31, 2000. Select's fiscal year ends on June 30 while Cytomatrix's fiscal year ends on December 31. Accordingly, the reporting periods for Cytomatrix's results of operations have been conformed to the reporting periods of Select in the unaudited pro forma statements of operation. The unaudited pro forma statements of operations for the year ended June 30, 2000 and the six months ended December 31, 2000 reflect Select's results assuming the disposition of Sierra and the formation of CST had occurred at the beginning of each period. Accordingly, it excludes all revenues and costs of Sierra and includes 50% of the net loss of CST for the year ended June 30, 2000 and the six months ended December 31, 2000.

The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein is not necessarily indicative of the results Select would have obtained had such events occurred on July 1, 1999, as assumed for purposes of the statement of operations, or on December 31, 2000, as assumed for purposes of the balance sheet, or of the future results of Select. The unaudited pro forma financial information should be read in conjunction with the audited financial statements and notes thereto of each of Select for the year ended June 30, 2000 (filed previously on Form 10KSB) and Cytomatrix for the year ended December 31, 2000 (included elsewhere in this filing) as well as the unaudited quarterly information for Select for the quarter ended December 31, 2000 (as filed on Form 10QSB).

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Balance Sheet
December 31, 2000

(Unaudited)


----------------------------------------------------------------------------------------------------------
                                                                           Adjustment for
                                                               Select      Investment in
                                                           Therapeutics     Cell Science
                                                               Actual       Therapeutics       Pro forma
----------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                 $  5,329,200    $ (3,000,000)(a)  $  2,329,200
Prepaid expenses and other assets                                9,000                             9,000
--------------------------------------------------------------------------------------------------------
      Total current assets                                   5,338,200      (3,000,000)        2,338,200
--------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                               1,000                             1,000
Investment in Cell Science Therapeutics                                      3,000,000 (a)     3,000,000
--------------------------------------------------------------------------------------------------------
      Total assets                                        $  5,339,200    $         --      $  5,339,200
--------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Liabilities:
   Accounts payable and accrued liabilities               $    658,400                      $    658,400
--------------------------------------------------------------------------------------------------------
      Total current liabilities                                658,400                           658,400
--------------------------------------------------------------------------------------------------------

Shareholders' equity:
   Preferred stock, $.0001 par value;
     1,000,000 shares authorized; no shares
     issued and outstanding                                         --                                --
   Common stock, $.0001 par value; 50,000,000
     shares authorized; 11,991,308 and 11,862,308
     shares issued and outstanding at December 31
     and June 30, 2000, respectively                             1,200                             1,200
   Additional paid in capital                               17,409,000                        17,409,000
   Deficit accumulated during the development stage        (12,729,400)                      (12,729,400)
--------------------------------------------------------------------------------------------------------
      Total shareholders' equity                             4,680,800                         4,680,800
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity          $  5,339,200                      $  5,339,200
--------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these pro forma financial statements.

SELECT THERAPEUTICS
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Statement of Operations
Year Ended June 30, 2000

(Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                             Select            Sierra                              Cell Science
                                         Therapeutics       Diagnostics     Pro forma, excluding   Therapeutics
                                             Actual              (b)         Sierra Diagnostics     Adjustments          Pro forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                   $   187,600       $   187,600         $        --         $        --         $        --

Operating expenses:
Research and development                    1,604,600            13,900           1,590,700             926,200 (c)         664,500
Selling, general and administration         2,487,500           717,600           1,769,900             687,100 (c)       1,082,800
Write-down of intangible assets               640,800           640,800                  --                  --                  --
Depreciation and amortization                 283,200           282,600                 600                  --                 600
------------------------------------------------------------------------------------------------------------------------------------
      Loss from operations                 (4,828,500)        1,467,300          (3,361,200)          1,613,300          (1,747,900)

Interest income                               106,100                --             106,100                  --             106,100
Equity in loss of Cell Science Therapeutics        --                --                  --            (989,900)(d)        (989,900)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                  $(4,722,400)      $ 1,467,300         $(3,255,100)        $   623,400         $(2,631,700)
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss per share      $     (0.58)                          $     (0.40)                            $     (0.32)

Weighted average number of shares
used in computing basic and diluted
net loss per share                          8,175,936                             8,175,936                               8,175,936
------------------------------------------------------------------------------------------------------------------------------------


SELECT THERAPEUTICS
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Statement of Operations
Six months ended December 31, 2000

(Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                             Select            Sierra                              Cell Science
                                         Therapeutics       Diagnostics     Pro forma, excluding   Therapeutics
                                             Actual              (b)         Sierra Diagnostics     Adjustments          Pro forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                  $         --      $         --        $         --        $         --        $         --

Operating expenses:
Research and development                    2,185,800                --           2,185,800           1,185,000 (c)       1,000,800
Selling, general and administration         1,416,800           171,800           1,245,000             311,000 (c)         934,000
Depreciation and amortization                   6,600             6,200                 400                  --                 400
------------------------------------------------------------------------------------------------------------------------------------
      Loss from operations                 (3,609,200)          178,000          (3,431,200)          1,496,000          (1,935,200)

Interest income                               186,800                --             186,800                  --             186,800
Other income                                    1,000            (1,000)                 --                  --                  --
Equity in loss of Cell Science Therapeutics        --                --                  --          (1,173,900)(d)      (1,173,900)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                 $ (3,421,400)     $    177,000        $ (3,244,400)       $    322,100        $ (2,922,300)
====================================================================================================================================

Basic and diluted net loss per share     $      (0.29)                         $      (0.27)                           $      (0.24)

Weighted average number of shares
used in computing basic and diluted
net loss per share                         11,945,884                            11,945,884                              11,945,884
====================================================================================================================================

The accompanying notes are an integral part of these pro forma financial statements.

Notes to the Pro Forma Financial Information:

(a) To record the contribution of Select's specified assets into CST in return for a 50% investment in CST's equity.

(b) To remove the results of operations of Sierra previously consolidated with Select's results, as if the disposition of Sierra had occurred as of the beginning of the periods presented.

(c) To remove the results of operations of the Select research and development programs and related selling, general and administrative costs contributed into CST.

(d) To record under the equity method Select's share of the pro forma net loss of CST, derived based on the total of Select's expenses for its contributed programs per adjustment (c) above and Cytomatrix's reported net loss for the applicable periods, multiplied by 50%.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Select Therapeutics, Inc.



Dated:  March 19, 2001                               By: /s/ Steve M. Peltzman
                                                         -----------------------
                                                         Steve M. Peltzman,
                                                         Chief Executive Officer